UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 27, 2017

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c), (e)

Appointment of William Huyett as Chief Operating Officer

On November 28, 2017, Ironwood Pharmaceuticals, Inc. (the “Company”) announced the appointment of William Huyett, 61, as its Chief Operating Officer.

Mr. Huyett will join the Company effective December 15, 2017.  Mr. Huyett has spent 30 years with McKinsey and Company, Inc., in its Washington D.C, Zurich, and Boston offices. During his tenure at McKinsey, Mr. Huyett served clients in the life sciences, industrial and other technology-intensive sectors.  He has been a Senior Partner Emeritus at McKinsey since December 2015, and was previously a Senior Partner from July 1998 to December 2015.  As a Senior Partner, Mr. Huyett was a leader in the firm’s pharmaceutical and medical products and its strategy and corporate finance practices.  He also served on McKinsey’s Shareholder’s Council (its board of directors), serving as chair of its Finance Committee.  Prior to joining McKinsey, Mr. Huyett held a variety of line management positions in the automation industry with Allen-Bradley (now Rockwell Automation, Inc.).  Mr. Huyett serves on the board of directors of the London Stock Exchange-listed Georgia Healthcare Group PLC, as well as on a variety of not-for-profit boards, including The Rockefeller University, the Marine Biological Laboratory, the University of Virginia Darden School of Business and the YMCA of Greater Boston.  He earned his B.S. in electronics engineering and his M.B.A. from the University of Virginia.

Mr. Huyett will receive an initial base salary of $465,000 per year, and will have an individual bonus target of 50% of his base salary, subject to achievement of individual and corporate goals, provided that he will not receive an individual bonus in 2018 for the Company’s 2017 performance due to the substantial completion of calendar year 2017 at the time of his joining the Company.  Mr. Huyett will receive a one-time bonus of $50,000 in connection with his joining the Company.  Consistent with the Company’s practice for all new employees, Mr. Huyett will receive an initial grant of 337,500 stock options and 56,250 restricted stock units, each for shares of the Company’s Class A common stock and granted under the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”).  Subject to Mr. Huyett’s continued employment with the Company, (i) such stock options will vest over four years as to 25% of the shares on the first anniversary of Mr. Huyett’s start date and as to 1/48th of the total shares each month thereafter for the next 36 months, and (ii) such restricted stock units will vest as to 25% of the award on each approximate anniversary of the grant.

In addition, the Company will enter into an indemnification agreement and an executive severance arrangement with Mr. Huyett, the terms of each of which will be consistent with the forms of indemnification agreement and executive severance arrangement, respectively, described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2017 in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Proxy Statement”), such descriptions being incorporated herein by reference.

There is no arrangement or understanding between Mr. Huyett and any other person pursuant to which he was selected as the Company’s Chief Operating Officer. There is no family relationship between Mr. Huyett and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Huyett is not, and has not been since January 1, 2016, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Promotion of Gina Consylman to Senior Vice President, Chief Financial Officer

On November 28, 2017, the Company announced the promotion of Gina Consylman, 45, to Senior Vice President, Chief Financial Officer.

Ms. Consylman’s promotion is effective as of November 27, 2017.  Ms. Consylman previously served as the Company’s interim Chief Financial Officer from September 2017 to November 2017, and as the Company’s Vice

President of Finance and Chief Accounting Officer from August 2015 to November 2017.  She also previously served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer from June 2014 to July 2015.  Prior to joining the Company, Ms. Consylman served as Vice President, Corporate Controller and Principal Accounting Officer of Analogic Corporation, a publicly held healthcare and security technology solutions company, from February 2012 to June 2014, where she oversaw Analogic’s global accounting team.  Prior to joining Analogic, Ms. Consylman served in various corporate accounting roles at Biogen Inc., a publicly held global biotechnology company, from November 2009 to February 2012, culminating in her service as Senior Director, Corporate Accounting where she was responsible for the accounting teams for the corporate and U.S. commercial business units.  Ms. Consylman has also served in various other finance and accounting roles, including Corporate Controller at Varian Semiconductor Equipment Associates, Inc. (subsequently acquired by Applied Materials, Inc.).  Ms. Consylman, a Certified Public Accountant, began her career in public accounting at Ernst & Young LLP.  She holds a B.S. in accounting from Johnson & Wales University and a M.S. in taxation from Bentley University.

Ms. Consylman’s base salary is now $415,000 per year, with an individual bonus target of 50% of her base salary, subject to achievement of individual and corporate goals.  Ms. Consylman will also receive a grant of 15,000 stock options and 7,500 restricted stock units, each for shares of the Company’s Class A common stock and granted under the 2010 Plan.  Subject to Ms. Consylman’s continued employment with the Company, (i) such stock options will vest over four years as to 1/48th of the total shares on each monthly anniversary of Ms. Consylman’s promotion, and (ii) such restricted stock units will vest as to 25% of the shares on each approximate anniversary of the grant.

In addition, the Company has entered into an indemnification agreement and executive severance arrangement with Ms. Consylman, the terms of each of which are consistent with the forms of indemnification agreement and executive severance arrangement, respectively, described in the 2017 Proxy Statement, such descriptions being incorporated herein by reference.

There is no arrangement or understanding between Ms. Consylman and any other person pursuant to which she was selected as the Company’s Senior Vice President, Chief Financial Officer. There is no family relationship between Ms. Consylman and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Consylman is not, and has not been since January 1, 2016, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

The full text of the press release issued in connection with the announcement of Mr. Huyett’s appointment as the Company’s Chief Operating Officer and Ms. Consylman’s promotion to Senior Vice President, Chief Financial Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated November 28, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated November 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: November 28, 2017	By:	/s/ Halley E. Gilbert
	Name:	Halley E. Gilbert
	Title:	Senior Vice President, Chief Legal Officer, and Secretary